EXHIBIT 10.15

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND WITHOUT THE CONSENT OF THE COMPANY MAY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (i) (A) SUCH DISPOSITION IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (B) THE HOLDER HEREOF SHALL HAVE DELIVERED TO THE COMPANY AN OPINION OF COUNSEL, WHICH OPINION OF COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF SUCH ACT (SUCH OPINION SHALL NOT BE REQUIRED IF SUCH DISPOSITION IS MADE PURSUANT TO RULE 144 OF SUCH ACT) OR (C) A NO ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, SHALL HAVE BEEN OBTAINED WITH RESPECT TO SUCH DISPOSITION AND (ii) SUCH DISPOSITION IS PURSUANT TO REGISTRATION UNDER ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM.

AXESSTEL, INC.

COMMON STOCK PURCHASE WARRANT

March 11, 2004

THIS COMMON STOCK PURCHASE WARRANT (this “Warrant”) certifies that, for value received,                      (the “Warrant Holder”) is entitled to purchase, subject to the terms and conditions hereof,                  (            ) shares of the Common Stock (“Warrant Shares”) of Axesstel, Inc., a Nevada corporation (the “Company”), at a purchase price of Three and 16/100 Dollars ($3.16) per share, subject to adjustments as provided herein (the “Warrant Price”).

1. Definitions. As used herein, the following terms, unless the context otherwise requires, shall have the following meanings:

(a) “Act” shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

(b) “Commission” shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Act.

(c) “Common Stock” shall mean shares of the Company’s presently or subsequently authorized Common Stock, and any stock into which such Common Stock may hereafter be exchanged.

(d) “Company” shall mean Axesstel, Inc., a Nevada corporation, and any corporation which shall succeed to or assume its obligations under this Warrant.

(e) “Exercise Date” shall mean the effective date of the delivery of the Notice of Exercise pursuant to Sections 3 and 10 below.

(f) “Holder” shall mean the Warrant Holder or any other person or entity who shall at the time be the registered Warrant Holder.

(g) “Shares” shall mean shares of the Company’s Common Stock.

2. Term. The purchase right represented by this Warrant is exercisable during the period (“Term”) beginning from the date of issuance until March 11, 2009.

3. Exercise of Warrant.

(a) Cash Exercise. This Warrant may be exercised, in whole or in part, by the Holder hereof by surrender of this Warrant, with the form of notice of exercise attached hereto as Exhibit A (the “Notice of Exercise”) duly executed by the Holder, to the Company at its principal office, accompanied by payment, in cash, by wire transfer of immediately available funds to an account specified by the Company, by certified or official bank check payable to the order of the Company, by cancellation by the holder of indebtedness or other obligations of the Company to the Holder, or by a combination of any of the foregoing, in the amount obtained by multiplying the number of Warrant Shares for which this Warrant is being exercised by the Warrant Price then in effect.

(b) Net Issue Exercise. In lieu of exercising this Warrant pursuant to Section 3(a), this Warrant may be exercised by the Holder by the surrender of this Warrant to the Company, with a duly executed Notice of Exercise marked to reflect Net Issue Exercise and specifying the number of Warrant Shares to be purchased, during normal business hours on any business day during the Term. The Company agrees that such Warrant Shares shall be deemed to be issued to the Holder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered. Upon such exercise, the Holder shall be entitled to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant to the Company together with notice of such election, in which event the Company shall issue to Holder a number of Warrant Shares computed as of the date of surrender of this Warrant to the Company using the following formula:

X = Y(A-B)
A

Where	X =	the number of Warrant Shares to be issued to Holder under this Section 3(b);

	Y =	the number of Warrant Shares otherwise purchasable under this Warrant (as adjusted to the date of such calculation);

A =	the fair market value of one share of the Warrant Shares at the date of such calculation;
B =	the Warrant Price (as adjusted to the date of such calculation).

(c) Fair Market Value. For purposes hereof, the “Fair Market Value” of a share of Common Stock as of a particular date (the “Determination Date”) shall mean:

(i) If the Company’s Common Stock is traded on the American Stock Exchange or another national exchange or is quoted on the National or SmallCap Market of The Nasdaq Stock Market, Inc. (“Nasdaq”), then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date.

(ii) If the Company’s Common Stock is not traded on the American Stock Exchange or another national exchange or on the Nasdaq but is traded on the NASD OTC Bulletin Board, then the mean of the average of the closing bid and asked prices reported for the last business day immediately preceding the Determination Date.

(iii) Except as provided in clause (iv) below, if the Company’s Common Stock is not publicly traded, then as the Holder and the Company agree or, in the absence of agreement, by arbitration in accordance with the rules then in effect of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided.

(iv) If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company’s charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (iv) that all of the shares of Common Stock then issuable upon exercise of the Warrant are outstanding at the Determination Date.

(d) Delivery of Certificate. In the event of any exercise of the purchase right represented by this Warrant, certificates for the Warrant Shares so purchased shall be delivered to the Holder within thirty (30) days of delivery of the Notice of Exercise and, unless this Warrant has been fully exercised or has expired, a new warrant representing the portion of the Warrant Shares with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder within such thirty (30) day period.

(e) No Fractional Shares. No fractional shares shall be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the fair market value of a share of Common Stock as of the Exercise Date.

4. Representations and Covenants of the Company.

(a) Representations and Warranties. The Company hereby represents and warrants to the Holder that all Warrant Shares which may be issued upon the exercise of the purchase right represented by this Warrant shall, upon issuance in accordance with the terms of this Warrant, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

(b) Reservation of Stock, Etc., Issuable on Exercise of Warrants. The Company shall at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, all shares of Common Stock from time to time issuable on such exercise.

(c) Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon any class of its securities, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights or securities; (c) to effect any reorganization, reclassification or recapitalization of the Common Stock or any other security; or (d) to merge or consolidate with or into any other entity, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up, then, in connection with each such event, the Company shall give Holder (1) at least 7 calendar days’ prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of Common Stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; and (2) in the case of the matters referred to in (c) and (d) above at least 7 days’ prior written notice of the date when the same will take place.

5. Adjustment of Warrant Price and Number of Warrant Shares. The number of Warrant Shares issuable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a) Adjustment for Dividends in Stock. In case at any time or from time to time the holders of the Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock of the Company by way of dividend then, and in each case, the Holder of this Warrant shall, upon the exercise hereof, be entitled to receive, in addition to the number of Warrant Shares receivable thereupon, and without payment of any additional consideration therefor, the amount of such other or additional stock of the Company which such Holder would hold on the date of such exercise had it been the holder of record of Warrant Shares on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by subparagraphs (b) and (c) of this Paragraph 5.

(b) Adjustment for Reclassification or Reorganization or Merger. In case of any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant) (a “Merger”), or in case of any sale of all or substantially all of the assets of the Company, the Company shall execute, or shall use commercially reasonable efforts to cause such successor or purchasing corporation, as the case may be, to execute a new Warrant, providing that the Holder of this Warrant, shall have the right to exercise such new Warrant at any time after the consummation of a Merger, the Holder of this Warrant, upon the exercise hereof, shall be entitled to receive, in lieu of or in addition to the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in subparagraphs (a) and (c); in each such case, the terms of this Paragraph 5 shall be applicable to the shares of stock or other securities and property receivable upon the exercise of this Warrant after such consummation.

(c) Adjustment Upon Extraordinary Events. Other than as contemplated in the Purchase Agreement, if the Company shall (a) issue additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, in each such event, the Warrant Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Warrant Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Warrant Price then in effect. The Warrant Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 5(c). Holder shall thereafter, on the exercise hereof as provided in Section 3, be entitled to receive that number of shares of Common Stock determined by multiplying the number of Warrant Shares that would otherwise (but for the provisions of this Section 5(c)) be issuable on such exercise by a fraction of which (i) the numerator is the Warrant Price that would otherwise (but for the provisions of this Subsection 5(c)) be in effect, and (ii) the denominator is the Warrant Price in effect on the date of such exercise.

(d) Certificate as to Adjustments. Upon each adjustment of the Warrant Price and/or number of Warrant Shares, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of an officer of the Company setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

6. Compliance with Act; Transferability and Negotiability of Warrant; Disposition of Shares.

(a) Compliance with Act. The Holder, by acceptance hereof, agrees that this Warrant and the Warrant Shares to be issued upon the exercise hereof are being acquired solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof and that it will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon the exercise hereof except under circumstances which will not result in a violation of the Act. Upon the exercise of this Warrant, the Holder shall confirm in writing, in a form reasonably satisfactory to the Company, that the Warrant Shares so issued are being acquired solely for its own account and not as a nominee for any other party and not with a view toward resale or distribution thereof in violation of the Act. The Warrant Shares to be issued upon the exercise hereof (unless registered under the Act and unless such Warrant Shares may thereupon be sold pursuant to Commission Rule 144(k)) shall be imprinted with a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND WITHOUT THE CONSENT OF THE COMPANY M AY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (i)(A) SUCH DISPOSITION IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (B) THE HOLDER HEREOF SHALL HAVE DELIVERED TO THE COMPANY AN OPINION OF COUNSEL, WHICH OPINION OF COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF SUCH ACT (SUCH OPINION SHALL NOT BE REQUIRED IF SUCH DISPOSITION IS MADE PURSUANT TO RULE 144 OF SUCH ACT) OR (C) A NO ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, SHALL HAVE BEEN OBTAINED WITH RESPECT TO SUCH DISPOSITION AND (ii) SUCH DISPOSITION IS PURSUANT TO REGISTRATION UNDER ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM.

In addition, the Warrant Shares to be issued upon the exercise hereof shall bear any legends required by the securities laws of any applicable states.

(b) Transferability and Negotiability of Warrant. This Warrant may not be transferred or assigned in whole or in part without (i) the consent of the Company and (ii) compliance by the transferor and the transferee with all applicable federal and state securities laws and the restrictive legend set forth above on the first page of this Warrant. Subject to the foregoing restrictions, title to this Warrant may be transferred by endorsement and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery, and the Company shall act promptly to record transfers of this Warrant on its books, provided, however, that the Company may treat the registered holder of this Warrant as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

(c) Disposition of Warrant Shares. With respect to any offer, sale, transfer or other disposition of any Warrant Shares acquired pursuant to the exercise of this Warrant prior to registration of such Warrant Shares, except for any such offer, sale, transfer or other disposition of Warrant Shares to a partner or affiliate of the Warrant Holder, the Warrant Holder and each subsequent Warrant Holder agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of legal counsel for such Holder, reasonably satisfactory to the Company and its legal counsel, if requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act or any other federal or state securities laws) of such Warrant Shares and indicating whether or not under the Act, certificates for such Warrant Shares to be sold or otherwise disposed of require any restrictive legend as to the applicable restrictions on transferability in order to ensure compliance with the Act. Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify such Holder that such Holder may sell or otherwise dispose of such Warrant Shares, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this subsection (c) that the opinion of legal counsel for the Holder is not reasonably satisfactory to the Company and its legal counsel, the Company shall so notify the Holder promptly after such determination has been made. Notwithstanding the foregoing, such Warrant Shares may be offered, sold or otherwise disposed of in accordance with Rule 144, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 have been satisfied. Each certificate representing the Warrant Shares thus transferred (except a transfer pursuant to Rule 144(k) or an effective registration statement) shall bear a restrictive legend as to the applicable restrictions on transferability in order to ensure compliance with the Act, unless in the aforesaid opinion of legal counsel for the Holder, such legend is not required in order to ensure compliance with the Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

7. No Rights of Stockholders. No Holder shall be entitled to vote or receive dividends or be deemed the holder of Warrant Shares or any other securities of the Company which may at any time be issuable on the exercise of this Warrant for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, consolidation, merger, transfer of assets or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Warrant Shares issuable upon exercise hereof shall have become deliverable, as provided herein.

8. Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

9. Exchange of Warrant. Subject to the other provisions of this Warrant, on surrender of this Warrant for exchange, properly endorsed and subject to the provisions of this Warrant with respect to compliance with the Act, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of Warrant Shares issuable upon exercise thereof.

10. Notices. Except as otherwise provided, all notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (i) five (5) days after deposit with the US postal service or other applicable postal service, if delivered by first class mail, postage prepaid, (ii) upon delivery, if delivered by hand, (iii) one business day after the day of deposit with Federal Express or similar overnight courier, freight prepaid, if delivered by overnight courier or (iv) one (1) business day after the day of facsimile transmission, if delivered by facsimile with copy by first class mail, postage prepaid, and shall be addressed, (a) if to a Holder, at such Holder’s address set forth below its signature, or at such other address as such Holder shall have furnished the Company in writing, or (b) if to the Company, at its address set forth below, or at such other address as the Company shall have furnished to the Holder in writing.

11. Waiver and Amendment. This Warrant may be amended, waived or modified only with the written consent of the Company and the Holders holding Warrants representing a majority of the shares subject to the then outstanding Warrants.

12. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without regard to conflict of law principles.

13. Titles and Subtitles; Forms of Pronouns. The titles of the Sections and Subsections of this Warrant are for convenience only and are not to be considered in construing this Warrant. All pronouns used in this Warrant shall be deemed to include masculine, feminine and neuter forms.

Dated: March 11, 2004
AXESSTEL, INC.

	By:	/s/ David Morash
	Name:	David Morash
	Title:	President and Chief Operating Officer

	Address:	15373 Innovative Dr. #200 San Diego, CA 92128

EXHIBIT A

NOTICE OF EXERCISE

(To be signed only on exercise of Warrant)

TO:    Axesstel, Inc.

Cash Exercise. The undersigned, the holder of the Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder, shares of Common Stock of AXESSTEL, INC. and herewith makes payment of $                 therefor (either in cash or in accordance with the cashless exercise provisions of Section 3(b)) and requests that the certificates for such shares be issued in the name of, and delivered to                  whose address is                                                                          .

Net Issue Exercise. The undersigned hereby elects to convert                                      percent (            %) of the value of the Warrant pursuant to the provisions of Section 3(b) of the Warrant.

Dated:	By:
(Signature must conform to name of holder as specified on the face of the Warrant)

Name:
Its:
Address: